AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT

This Amendment to Investment Management Agreement (this “Amendment”), effective as of December 29, 2023, is made by and between Matthews International Funds (the “Trust”) and Matthews International Capital Management, LLC (“MICM,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investment Management Agreement, dated as of June 30, 2022, as amended from time to time, by and between the Trust and MICM (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein MICM agreed to provide certain services to the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of two separate series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. The addition of the Matthews Emerging Markets Discovery Active ETF and the Matthews China Discovery Active ETF, as set forth on the attached amended Appendix A and Appendix B.

2. The Agreement will otherwise remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Appendix A and Appendix B attached hereto, to be signed by their duly authorized officers as of the date set forth below.

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL
MANAGEMENT, LLC
By:	/s/ John P. McGowan	By:	/s/ James Cooper Abbott
Name:	John P. McGowan	Name:	James Cooper Abbott
Title:	Vice President and Secretary	Title:	Chief Executive Officer
Date:	December 29, 2023	Date:	December 29, 2023

APPENDIX A

MATTHEWS INTERNATIONAL FUNDS

FUND SCHEDULE

(as of December 29, 2023)

Fund	Effective Date

• Matthews Emerging Markets Equity Active ETF	June 30, 2022

• Matthews Asia Innovators Active ETF	June 30, 2022

• Matthews China Active ETF	June 30, 2022

• Matthews Emerging Markets ex China Active ETF	December 30, 2022

• Matthews Korea Active ETF	April 28, 2023

• Matthews Emerging Markets Sustainable Future Active ETF	September 20, 2023

• Matthews Pacific Tiger Active ETF	September 20, 2023

• Matthews India Active ETF	September 20, 2023

• Matthews Japan Active ETF	September 20, 2023

• Matthews Asia Dividend Active ETF	September 20, 2023

• Matthews Emerging Markets Discovery Active ETF	December 29, 2023

• Matthews China Discovery Active ETF	December 29, 2023

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL
MANAGEMENT, LLC
By:	/s/ John P. McGowan	By:	/s/ James Cooper Abbott
Name:	John P. McGowan	Name:	James Cooper Abbott
Title:	Vice President and Secretary	Title:	Chief Executive Officer
Date:	December 29, 2023	Date:	December 29, 2023

APPENDIX B

MATTHEWS INTERNATIONAL FUNDS

INVESTMENT MANAGEMENT FEE SCHEDULE

(effective December 29, 2023)

The Management Fee for each Fund is as follows:

Fund	Investment Management Fee
Matthews Emerging Markets Equity Active ETF	0.79% of average daily net assets
Matthews Asia Innovators Active ETF	0.79% of average daily net assets
Matthews China Active ETF	0.79% of average daily net assets
Matthews Emerging Markets ex China Active ETF	0.79% of average daily net assets
Matthews Korea Active ETF	0.79% of average daily net assets
Matthews Emerging Markets Sustainable Future	0.79% of average daily net assets
Active ETF
Matthews Pacific Tiger Active ETF	0.79% of average daily net assets
Matthews India Active ETF	0.79% of average daily net assets
Matthews Japan Active ETF	0.79% of average daily net assets
Matthews Asia Dividend Active ETF	0.79% of average daily net assets
Matthews Emerging Markets Discovery Active ETF	0.99% of average daily net assets

Matthews China Discovery Active ETF	0.99% of average daily net assets

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL
MANAGEMENT, LLC
By:	/s/ John P. McGowan	By:	/s/ James Cooper Abbott
Name:	John P. McGowan	Name:	James Cooper Abbott
Title:	Vice President and Secretary	Title:	Chief Executive Officer
Date:	December 29, 2023	Date:	December 29, 2023